  SPHERIX

Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX ELECTS NEW INDEPENDENT DIRECTOR, AND ELECTS CHAIRMAN OF THE BOARD

BETHESDA, MD, May 14, 2009 - Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that, on May 12, 2009, its Board of Directors elected a new, independent Director, Thomas B. Peter, to begin serving immediately.  Mr. Peter will also serve on the Company’s Compensation and Nominating Committees.

Spherix’s Nominating Committee selected Mr. Peter based on his lengthy career in the pharmaceutical industry, including direct experience with Avandia, a diabetes drug.  Mr. Peter has spent more than 33 years working at GlaxoSmithKline, where he was most recently a Regional Vice President.  He also held numerous positions across the sales and marketing functions, and was actively involved in the promotion of Avandia and the subsequent combinations of Avandia with metformin and a sulfonylurea from the time of their respective market introductions.

With the election of Mr. Peter to Spherix’s Board, the Company has notified NASDAQ that it has regained compliance with NASDAQ’s rule that requires a majority of the board of directors be independent directors.

In related news, Spherix’s Board also elected Dr. Robert J. Vander Zanden as its Chairman of the Board.  Dr. Vander Zanden was previously elected Interim Chairman following the death of its former Chairman, A. Paul Cox, Jr., earlier this year.  Dr. Vander Zanden joined the Board in 2004 following his retirement from Kraft Foods International, after having served in two Vice President positions.

“We are very pleased with the election of Tom Peter to our Board of Directors and are confident that his particular background will be extremely helpful as we prepare for the potential commercialization of Naturlose® as a treatment for type 2 diabetes,” said Dr. Claire Kruger, Chief Executive Officer of Spherix.  “Dr. Vander Zanden’s historical knowledge of the Company, along with his distinguished career in technical and business aspects of the food science industry, make him the perfect choice for the Chairman position.”

About Spherix
Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.